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                                                                      Exhibit 12

                        ERP OPERATING LIMITED PARTNERSHIP
                             Consolidated Historical
      Earnings to Combined Fixed Charges and Preferred Distributions Ratio

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                                                                                      HISTORICAL
                                                            --------------------------------------------------------------
                                                             12/31/99     12/31/98      12/31/97     12/31/96     12/31/95
                                                            ----------   ----------  -----------  -----------   ----------
                                                                                 (Amounts in thousands)
REVENUES
  Rental income                                             $1,711,738   $1,293,560   $  707,733    $ 454,412   $  373,919
  Fee income - outside managed                                   4,970        5,622        5,697        6,749        7,030
  Interest income - investment in mortgage notes                12,559       18,564       20,366       12,819        4,862
  Interest and other income                                     23,851       19,250       13,282        4,405        4,573
                                                            ----------   ----------  -----------  -----------   ----------
     Total revenues                                          1,753,118    1,336,996      747,078      478,385      390,384
                                                            ----------   ----------  -----------  -----------   ----------

EXPENSES
  Property and maintenance                                     414,026      326,733      176,075      127,172      112,186
  Real estate taxes and insurance                              171,289      126,009       69,520       44,128       37,002
  Property management                                           61,626       53,101       26,793       17,512       15,213
  Fee and asset management                                       3,587        4,279        3,364        3,837        3,887
  Depreciation                                                 408,688      301,869      156,644       93,253       72,410
  Interest:
     Expense incurred                                          337,189      246,585      121,324       81,351       78,375
     Amortization of deferred financing costs                    4,084        2,757        2,523        4,242        3,444
  General and administrative                                    22,296       20,631       14,821        9,857        8,129
                                                            ----------   ----------  -----------  -----------   ----------
     Total expenses                                          1,422,785    1,081,964      571,064      381,352      330,646
                                                            ----------   ----------  -----------  -----------   ----------
Income before extraordinary items                           $  330,333   $  255,032   $  176,014   $   97,033   $   59,738
                                                            ==========   ==========  ===========  ===========   ==========

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                       $  337,189   $  246,585   $  121,324   $   81,351   $   78,375
   Amortization of deferred financing costs                      4,084        2,757        2,523        4,242        3,444
   Preferred distributions                                     113,196       92,917       59,012       29,015       10,109
                                                            ----------   ----------  -----------  -----------   ----------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $  454,469   $  342,259   $  182,859   $  114,608   $   91,928
                                                            ==========   ==========  ===========  ===========   ==========
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                              $  671,606   $  504,374   $  299,861   $  182,626   $  141,557
                                                            ==========   ==========  ===========  ===========   ==========
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS (1)(2)               $1,074,072   $  801,065   $  453,387   $  273,800   $  212,138
                                                            ==========   ==========  ===========  ===========   ==========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                   1.48         1.47         1.64         1.59         1.54
                                                            ==========   ==========  ===========  ===========   ==========
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                           2.36         2.34         2.48         2.39         2.31

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                                                            ==========   ==========  ===========  ===========   ==========
(1)  Includes unconsolidated depreciation from Joint
       Ventures and limited partnerships                    $    1,009   $      183   $       --   $       --   $       --
                                                            ==========   ==========  ===========  ===========   ==========
(2)  Excludes non-real estate depreciation                  $   (7,231)  $   (5,361)  $   (3,118)  $   (2,079)  $   (1,829)
                                                            ==========   ==========  ===========  ===========   ==========
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